Exhibit 99.1

Orthofix Announces Preliminary 2021 Fourth Quarter and Full Year Net Sales Results

•	Fourth quarter net sales of approximately $125 million, an increase of 11% sequentially and 6% versus the prior year
•	2021 annual net sales of approximately $464 million, an increase of 14% versus the prior year
•	Double-digit growth over the prior year period for both global Spinal Implants and Orthopedics for the third consecutive quarter
•	Double-digit net sales growth across all product categories sequentially versus the third quarter

LEWISVILLE, Texas —January 10, 2022— Orthofix Medical Inc. (NASDAQ:OFIX) today announced preliminary unaudited fourth quarter 2021 net sales of approximately $125 million, an increase of 6% on a reported basis and 7% on a constant currency basis versus fourth quarter 2020. On a sequential basis, compared to the third quarter of 2021, net sales increased 11%. For the full year 2021, preliminary unaudited net sales were approximately $464 million, an increase of 14% on a reported basis and 13% on a constant currency basis.

“We finished 2021 by continuing to deliver strong performance despite the COVID-19 related challenges that persisted throughout the year,” said Orthofix President and Chief Executive Officer Jon Serbousek. “The strength in the fourth quarter was driven by significant year-over-year growth in Global Orthopedics, predominantly coming from market recovery in our international stocking distributors and share capture with the Fitbone™ intramedullary limb-lengthening system, as well as growth in Spinal Implants, led by another outstanding quarter and market share capture within our U.S. motion preservation portfolio.”

“While the macro environment continues to be dynamic, we are well positioned for 2022 to be an inflection point in our growth strategy. Over the last two years, we have generated tremendous momentum primarily as a result of our ongoing focus on the development of new and innovative technologies and channel partner enhancements. We will leverage that momentum and the strength of our product pipeline to deliver sustainable growth in 2022 and beyond,” continued Serbousek. “We continue to expect accelerated growth to come from the strength of new products, including the M6-C™ artificial cervical disc, the Fitbone system, and our portfolio of 3D-printed titanium spinal interbodies. In addition, we expect a number of our longer-term initiatives, including the diversification of our biologics portfolio, the expansion of our bone growth therapy portfolio with the AccelStim™ ultrasound bone healing therapy, and the R&D investments in our Spinal Implants pipeline all to begin to make an impact during 2022.”

	Three Months Ended December 31,
(Unaudited, U.S. Dollars, in millions)	2021	2020	Change	Constant Currency Change
Bone Growth Therapies	$50	$51	(2%)	(2%)
Spinal Implants	31	28	12%	12%
Biologics	15	15	(1%)	(1%)
Global Spine	96	94	3%	3%
Global Orthopedics	29	24	21%	25%
Net sales	$125	$118	6%	7%

	Year Ended December 31,
(Unaudited, U.S. Dollars, in millions)	2021	2020	Change	Constant Currency Change
Bone Growth Therapies	$187	$171	9%	9%
Spinal Implants	115	95	21%	21%
Biologics	56	55	2%	2%
Global Spine	359	322	12%	11%
Global Orthopedics	106	85	24%	21%
Net sales	$464	$407	14%	13%

Fourth Quarter Revenue Highlights

Global Spine

•

Bone Growth Therapies net sales decreased slightly versus the prior year due to the negative impact of COVID on complex spine procedures in the fourth quarter, partially offset by continued market share capture by PhysioStim™

•	Spinal Implants net sales increased double-digits over the prior year due to U.S. market share capture and a rebound in international market procedure volumes
•

Biologics net sales remained relatively flat to prior year due to the negative impact of COVID on complex procedures in the first part of fourth quarter, offset by sales growth from FiberFuse™ allografts which are used in a broader range of procedures

Global Orthopedics

•

Global Orthopedics net sales increased double-digits over the prior year as a result of market recovery within our international stocking distributors and share capture with the Fitbone intramedullary limb-lengthening system

As of December 31, 2021, preliminary unaudited cash, cash equivalents, and restricted cash was approximately $88 million compared to $97 million as of December 31, 2020.

Conference Call

Orthofix will report its full financial results for 2021 and provide its financial outlook for 2022 during its earnings announcement planned for February 25, 2022.

About Orthofix

Orthofix Medical Inc. is a global medical device company with a spine and orthopedics focus. The Company’s mission is to deliver innovative, quality-driven solutions while partnering with health care professionals to improve patient mobility. Headquartered in Lewisville, Texas, Orthofix’s spine and orthopedics products are distributed in more than 60 countries via the Company's sales representatives and distributors. For more information, please visit www.orthofix.com.

Constant Currency

Constant currency is a non-GAAP measure, which is calculated by using foreign currency rates from the comparable, prior-year period, to present net sales at comparable rates. Constant currency can be presented for numerous GAAP measures, but is most commonly used by management to analyze net sales without the impact of changes in foreign currency rates.

Usefulness and Limitations of Non-GAAP Financial Measures

Management uses non-GAAP measures to evaluate performance period-over-period, to analyze the underlying trends in our business, to assess performance relative to competitors and to establish operational goals and forecasts that are used in allocating resources. In addition, management uses these non-GAAP measures to further its understanding of the performance of our business units.

Material Limitations Associated with the Use of Non-GAAP Financial Measures

The non-GAAP measures used in this press release may have limitations as analytical tools, and should not be considered in isolation or as a replacement for GAAP financial measures.

Compensation for Limitations Associated with Use of Non-GAAP Financial Measures

We compensate for the limitations of our non-GAAP financial measures by relying upon GAAP results to gain a complete picture of our performance. The GAAP results provide the ability to understand our performance based on a defined set of criteria. The non-GAAP measures reflect the underlying operating results of our businesses, which we believe is an important measure of our overall performance.

Usefulness of Non-GAAP Financial Measures to Investors

Management believes it is important to provide investors with the same non-GAAP metrics it uses to supplement information regarding the performance and underlying trends of our business operations in order to facilitate comparisons to its historical operating results and internally evaluate the effectiveness of our operating strategies. Disclosure of these non-GAAP financial measures also facilitates comparisons of our underlying operating performance with other companies in the industry that also supplement their GAAP results with non-GAAP financial measures.

Forward-Looking Statements

This communication contains forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, and Section 27A of the Securities Act of 1933, as amended, relating to our business and financial outlook, which are based on our current beliefs, assumptions, expectations, estimates, forecasts and projections. In some cases, you can identify forward-looking statements by terminology such as “may,” “will,” “should,” “expects,” “plans,” “anticipates,” “believes,” “estimates,” “projects,” “intends,” “predicts,” “potential,” or “continue” or other comparable terminology. These forward-looking statements are not guarantees of our future performance and involve risks, uncertainties, estimates and assumptions that are difficult to predict, including the risks described in Part II Item 1A under the heading Risk Factors of our Quarterly Report on Form 10-Q for the quarter ended September 30, 2021, and Part I, Item 1A under the heading Risk Factors in our Annual Report on Form 10-K for the year ended December 31, 2020 (the “2020 Form 10-K”). In addition to the risks described there, factors that could cause or contribute to such differences may include, but are not limited to, (i) risks relating to the effects of the COVID-19 pandemic on our business, including (A) surgeries that use our products being delayed or cancelled as a result of hospitals and surgery centers being closed or limited to life-threatening and/or essential procedures, (B) portions of our global workforce being unable to work fully and/or effectively due to illness, quarantines, government actions (including "shelter in place" orders or advisories), facility closures or other reasons related to the pandemic, (C) disruptions to our supply chain, (D) customers and payors being unable to satisfy contractual obligations to us, including the ability to make timely payment for purchases, (E) general economic weakness in markets in which we operate affecting customer spending, and (F) other unpredictable aspects of the pandemic; (ii) our ability to maintain operations to support our customers and patients in the near-term and to capitalize on future growth opportunities; (iii) risks associated with acceptance of surgical products and procedures by surgeons and hospitals, (iv) development and acceptance of new products or product enhancements, (v) clinical and statistical verification of the benefits achieved via the use of our products, (vi) our ability to adequately manage inventory, (vii) our ability to recruit and retain management and key personnel, and (viii) the other risks and uncertainties more fully described in our periodic filings with the Securities and Exchange Commission (the “SEC”). To the extent that the COVID-19 pandemic continues to adversely affect our business and financial results, it may also have the effect of heightening many of the other risks described in Part I, Item 1A under the heading Risk Factors in our 2020 Form 10-K, such as our ability to generate sufficient cash flows to run our business and our ability to protect our information technology networks and infrastructure from unauthorized access, misuse, malware, phishing and other events that could have a security impact as a result of our remote working environment or otherwise. As a result of these various risks, our actual outcomes and results may differ materially from those expressed in these forward-looking statements.

This list of risks, uncertainties and other factors is not complete. We discuss some of these matters more fully, as well as certain risk factors that could affect our business, financial condition, results of operations, and prospects, in reports we file from time-to-time with the Securities and Exchange Commission, which are available to read at www.sec.gov. Any or all forward-looking statements that we make may turn out to be wrong (due to inaccurate assumptions that we make or otherwise), and our actual outcomes and results may differ materially from those expressed in these forward-looking statements. You should not place undue reliance on any of these forward-looking statements. Further, any forward-looking statement speaks only as of the date hereof, unless it is specifically otherwise stated to be made as of a different date. We undertake no obligation to update, and expressly disclaim any duty to update, our forward-looking statements, whether as a result of circumstances or events that arise after the date hereof, new information, or otherwise.

Company Contact
Orthofix Medical Inc.
Alexa Huerta
P: 214-937-3190
E: alexahuerta@orthofix.com

Source

Orthofix Medical Inc.

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